Exhibit 23

KPMG LLP
P.O. Box 7108
Billings, MT 59103
1000 First Interstate Center
401 N. 31st Street
Billings, MT 59101

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Stillwater Mining Company:
We consent to incorporation by reference in the registration statement (No. 333-76314) on Form S-8 of Stillwater Mining Company of our report dated December 9, 2005, relating to the statements of net assets available for benefits of the Stillwater Mining Company 401(k) Plan as of December 31, 2004 and 2003 and the related statement of changes in net assets available for benefits for the years then ended and the supplemental schedule of assets (held at end of year) as of December 31, 2004, which report appears in the December 31, 2004 annual report on Form 11-K of the Stillwater Mining Company 401(k) Plan.
/s/ KPMG LLP
Billings, Montana
December 16, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.
Member firm of KPMG International, a Swiss cooperative.